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                                     ECOLAB
                               MIRROR PENSION PLAN
                            (EFFECTIVE JULY 1, 1994)


                         FIRST DECLARATION OF AMENDMENT


Pursuant to Section 1.3 of the Ecolab Mirror Pension Plan ("Plan") and Section
5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans which is incorporated into the Plan by reference ("Administrative Document"), the Company amends the Plan as set forth below.

     (1) Exhibit A to the Plan is hereby deleted in its entirety and replaced with the attached Exhibit A, which is incorporated herein and forms a part of this amendment to the Plan.

     (2)  This amendment to the Plan shall be effective as of July 1, 1994.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 19th day of September, 1994.



                         ECOLAB INC.
  (Seal)
                         By:  /s/ Michael E. Shannon
                             -------------------------------
                              Michael E. Shannon
                              Vice Chairman, Chief Financial
                              and Administrative Officer


Attest: /s/ Kenneth A. Iverson
       -------------------------
       Kenneth A. Iverson
       Vice President and Secretary


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                                    EXHIBIT A

                              ACTUARIAL ASSUMPTIONS


1.   Interest Rate:                7.5% except as provided in item 4 below and
                                   provided that, for purposes of determining the actuarial equivalent value of a lump sum distribution, the interest rate will be 120% of the applicable interest rate defined in
                                   Section 417(e)(3)(B) of the Code.

2.   Mortality:                    1971 Group Annuity Table.

3.   Annuity Values Weighted:      75% male, 25% female.

4.   Early Commencement:      The Mirror Pension Benefit shall be reduced by one
                              two hundred eightieth (1/280th) for each month that the date of the commencement of payment precedes the date on which the Executive will attain age sixty-two (62). If the Executive's
                              Ecolab Pension Plan benefit is affected by Section
                              415 of the Code, the Administrator shall make such further adjustments to the Mirror Pension Benefit as the Administrator, in his or her sole discretion, deems appropriate to ensure that the total early retirement benefit from the Ecolab
                              Pension Plan and the Ecolab Mirror Pension Plan equals the early retirement benefit the Executive would have been entitled to under the Ecolab
                              Pension Plan without regard to the Code
                              Limitations and non-qualified deferrals.

                              If payment is in the form of a single lump sum, the lump sum amount shall be based on the lump sum interest rate defined in item 1 above, the mortality assumptions specified in items 2 and 3 above, and the "early retirement benefit" immediate annuity amount as determined under this item 4.